Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190687 on Form S-3 of our report dated March 29, 2013, relating to the financial statements of Yankee Holding Corp. and subsidiaries appearing in this Form 8-K of Jarden Corporation.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

September 2, 2013